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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF FRANKLIN BANK CORP.

FRANKLIN BANK CAPITAL TRUST I - DELAWARE
BK2 HOLDINGS, INC. - DELAWARE
FRANKLIN BANK, S.S.B. - TEXAS STATE SAVINGS BANK